UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO. 1)

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

LogicMark, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EXPLANATORY NOTE

On January 31, 2023, LogicMark, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission its Definitive Proxy Statement on Schedule 14A for its Special Meeting of Stockholders (the “Proxy Statement”) to be held on February 28, 2023 (the “Special Meeting”). This Amendment No. 1 to the Proxy Statement (“Amendment No. 1”) is filed solely to amend the Proxy Statement to correct an inadvertent clerical error to the number of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) outstanding as of the close of business on January 25, 2023, the record date for the Special Meeting (the “Record Date”), disclosed in the Proxy Statement from 20,424,365 shares of Common Stock to 23,864,365 shares of Common Stock. This Amendment No. 1 supersedes in its entirety only the disclosure on pages 1 and 4-6 of the Proxy Statement, which updated disclosure is set forth on the following pages.

Except as described above and as set forth below on the following pages, this Amendment No. 1 does not supersede, modify or update any disclosure in the Proxy Statement. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Proxy Statement or modify or update such disclosure that may have been affected by subsequent events. You should read this Amendment No. 1 in conjunction with the Proxy Statement and the Proxy Statement should be read in its entirety, except as superseded by the information in this Amendment No. 1 and the UPDATED PAGES 1 and 4-6 below. The Company will print and distribute to its stockholders this Amendment No. 1 for consideration in addition to the Proxy Statement.

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

In this proxy statement (“Proxy Statement”), LogicMark, Inc., a Delaware corporation, is referred to as “LogicMark,” the “Company,” “we,” “us” and “our.”

Information Concerning the Proxy Materials and the Special Meeting

Proxies in the form enclosed with this Proxy Statement are being solicited by our board of directors (the “Board”) for use at our Special Meeting of Stockholders (the “Special Meeting”) to be held at 1:00 p.m. (Eastern Time) on February 28, 2023 at the offices of Sullivan & Worcester LLP at 1633 Broadway, 32nd Floor, New York, NY 10019, and at any adjournment thereof. Notwithstanding the foregoing or anything to the contrary contained herein, as a precaution due to the outbreak of the coronavirus (COVID-19), the Company is planning for the possibility that there may be limitations on attending the Special Meeting in person, or the Company may decide to hold the Special Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”). Your vote is very important. For this reason, our Board is requesting that you permit your shares of common stock, par value $0.0001 per share (the “Common Stock”), your shares of Series C Non-Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), and/or your shares of Series F Convertible Preferred Stock, par value $0.0001 per share (the “Series F Preferred Stock”), to be represented at the Special Meeting by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Special Meeting. Please read it carefully.

Voting materials, which include this Proxy Statement and the enclosed proxy card, will be first mailed to stockholders on or about February 2, 2023.

Only stockholders of record of our shares of Common Stock, Series C Preferred Stock and Series F Preferred Stock as of the close of business on January 25, 2023 (the “Record Date”) will be entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, 23,864,365 shares of Common Stock were issued and outstanding, 200 shares of Series C Preferred Stock were issued and outstanding held by one (1) record holder and 173,333 shares of Series F Preferred Stock were issued and outstanding held by one (1) record holder. Holders of shares of Common Stock and the holder of the shares of Series C Preferred Stock are entitled to one (1) vote per share for each share of Common Stock and one (1) vote per share of Series C Preferred Stock held by them, as applicable. The holder of shares of Series F Preferred Stock will be entitled to vote on an as-converted to Common Stock basis with respect to 66,505 votes for shares of Series F Preferred Stock held by such holder (for further information, please see the section below titled “Security Ownership Of Certain Beneficial Owners And Management”). Stockholders may vote in person or by proxy; however, granting a proxy does not in any way affect a stockholder’s right to attend the Special Meeting and vote in person. Any stockholder giving a proxy has the right to revoke that proxy by (i) filing a later-dated proxy or a written notice of revocation with us at our principal office at any time before the original proxy is exercised or (ii) attending the Special Meeting and voting in person.

Chia-Lin Simmons is named as attorney-in-fact in the proxy. Ms. Simmons is our Chief Executive Officer and will vote all shares represented by properly executed proxies returned in time to be counted at the Special Meeting, as described below under “Voting Procedures and Vote Required.” Where a vote has been specified in the proxy with respect to the matters identified in the Notice of the Special Meeting, the shares represented by the proxy will be voted in accordance with those voting specifications. If no voting instructions are indicated, your shares will be voted as recommended by our Board on all matters, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the Special Meeting.

The stockholders will consider and vote upon (i) a proposal to ratify the Board’s selection of BPM LLP as our independent registered public accountants for the fiscal year ending December 31, 2022 (“Proposal No. 1”); (ii) a proposal to adopt the Company’s 2023 Stock Incentive Plan (the “2023 Plan”) (“Proposal No. 2”); (iii) a proposal to approve the reincorporation of the Company in the State of Nevada pursuant to a merger with and into a wholly-owned subsidiary of the Company (the “Reincorporation Merger”) (“Proposal No. 3”); (iv) a proposal to authorize the Board to amend the Company’s certificate of incorporation, as amended, or the articles of incorporation, as then in effect (the “Charter”), to effect a reverse stock split of all of the outstanding shares of Common Stock by a ratio in the range of one-for-five to one-for-twenty (the “Common Stock Reverse Stock Split”, and such proposal, “Proposal No. 4”); and (v) a proposal to authorize the Board to amend the Charter by amending the Company’s Certificate of Designations, Preferences and Rights of Series C Non-Convertible Voting Preferred Stock, as amended (if applicable), and then in effect (the “Series C Preferred Certificate of Designations”) to (a) effect a reverse stock split of all of the Company’s outstanding shares of Series C Preferred Stock by the same ratio that the Board selects for the reverse stock split of our Common Stock described in Proposal No. 4 (the “Series C Preferred Reverse Stock Split”) and (b) proportionally increase the stated value of the Series C Preferred Stock to reflect the ratio selected for the Series C Preferred Reverse Stock Split (collectively, “Proposal No. 5”). Stockholders also will consider and act upon such other business as may properly come before the Special Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 25, 2023, information regarding beneficial ownership of our capital stock by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding voting securities;

●	each of our named executive officers;

●	each of our directors; and

●	all of our named executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the Securities and Exchange Commission (the “SEC’) and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including securities that are exercisable for shares of Common Stock, Series C Preferred Stock or Series F Preferred Stock within sixty (60) days of January 25, 2023. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the holders named in the table below have sole voting and investment power with respect to all shares of Common Stock, Series C Preferred Stock or Series F Preferred Stock shown that they beneficially own, subject to community property laws where applicable.

For purposes of computing the percentage of outstanding shares of our Common Stock, Series C Preferred Stock and Series F Preferred Stock held by each holder or group of holders named above, any shares of Common Stock, Series C Preferred Stock or Series F Preferred Stock that such holder or holders has the right to acquire within sixty (60) days of January 25, 2023 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other holder. The presentation of the shares of Common Stock, Series C Preferred Stock and Series F Preferred Stock on the following table reflects the Company’s reverse stock splits of its Common Stock and Series C Preferred Stock that were effected on October 15, 2021. The inclusion herein of any shares of Common Stock, Series C Preferred Stock or Series F Preferred Stock listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of each beneficial owner listed in the table below is c/o LogicMark, Inc., 2801 Diode Lane, Louisville, KY 40299.

	Shares Beneficially Owned
	Common Stock		Series C Preferred Stock		Series F Preferred Stock		% Total Voting
Name of Beneficial Owner	Shares	% (1)	Shares	%	Shares	%	Power(2)
Non-Director or Officer 5% Stockholders:
Anson Investments Master Fund LP(3)	2,361,486	9.36%	—	—	—	—	9.34%

Alpha Capital Anstalt(4)	2,502,752	9.99%	—	—	173,333	100%	9.99%

Giesecke & Devrient Mobile Security America, Inc.(5)	—	—	200	100%	—	—	*

Directors and Executive Officers:

Chia-Lin Simmons, Chief Executive Officer and Director(6)	470,705	1.97%	—	—	—	—	1.97%

Mark Archer, Chief Financial Officer(7)	129,384	*	—	—	—	—	*

Robert A. Curtis, Pharm.D. Director(8)	62,903	*	—	—	—	—	*

Sherice R. Torres, Director(9)	26,931	*	—	—	—	—	*

John Pettitt, Director(10)	26,931	*	—	—	—	—	*

Barbara Gutierrez, Director(11)	22,385	*	—	—	—	—	*

Directors and Executive Officers as a Group (7 persons)	739,239	3.08%	—	—	—	—	3.07%

*	Less than 1%

(1)	Based on 23,864,365 shares of Common Stock issued and outstanding as of January 25, 2023. Shares of Common Stock issuable pursuant to options, preferred stock or warrants currently exercisable or exercisable within sixty (60) days are considered outstanding for purposes of computing the percentage beneficial ownership of the holder of such options, preferred stock or warrants; they are not considered outstanding for purposes of computing the percentage of any other stockholder.

(2)	Percentage of total voting power represents voting power with respect to all shares of Common Stock, Series C Preferred Stock and Series F Preferred Stock. The holders of our Common Stock and Series C Preferred Stock are entitled to one vote per share. The holders of our Series F Preferred Stock vote on as as-converted to Common Stock basis.

(3)	Beneficial ownership includes (i) 1,000,000 shares of Common Stock, (ii) 200,854 shares of common stock issuable upon exercise of such holder’s warrants, which are subject to 4.99% beneficial ownership limitations, and 1,160,632 shares of common stock issuable upon exercise of such holder’s warrants, which are subject to 9.99% beneficial ownership limitations, which warrants provide that a holder of such warrants will not have the right to exercise any portion thereof if the holder, together with its affiliates, would beneficially own in excess of 4.99% or 9.99%, as applicable, of the Common Stock outstanding, provided that upon at least 61 days’ prior notice to us, the holder may increase or decrease such limitation up to a maximum of 9.99% of the shares of Common Stock outstanding. Beneficial ownership excludes an aggregate of 1,879,493 shares of Common Stock issuable upon exercise of such holder’s warrants as a result of the triggering of the 4.99% beneficial ownership limitations in such applicable warrants. Anson Advisors Inc. (“AAI”) and Anson Funds Management LP (“AFM”, and together with AAI, “Anson”) are the co-investment advisers of Anson Investments Master Fund LP (“AIMF”). Anson holds voting and dispositive power over the securities held by AIMF. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of AFM. Moez Kassam and Amin Nathoo are directors of AAI. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these securities except to the extent of their pecuniary interest therein. The principal business address of the AIMF is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(4)	Beneficial ownership includes an aggregate of 1,314,541 shares of Common Stock and an aggregate of 1,188,211 shares of Common Stock issuable in any combination upon exercise of all such holder’s warrants which provide that a holder of such warrants will not have the right to exercise or convert, as applicable any portion thereof if the holder, together with its affiliates, would beneficially own in excess of 9.99% of the Common Stock outstanding, provided that upon at least 61 days’ prior notice to us, the holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding. Beneficial ownership excludes an aggregate of 913,038 shares of Common Stock issuable upon the exercise of such holder’s warrants as a result of the triggering of such 9.99% beneficial ownership limitations, and beneficial ownership also excludes an aggregate of 348,644 shares of Common Stock issuable upon exercise of warrants held by such holder and an aggregate of 115,556 shares of Common Stock issuable upon conversion of such holder’s 173,333 shares of Series F Preferred Stock, each of which provide that a holder of such warrants or shares of Series F Preferred Stock, respectively, will not have the right to exercise any portion thereof if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the Common Stock outstanding, provided that upon at least 61 days’ prior notice to us, the holder may increase or decrease such limitation up to a maximum of 9.99% of the number of shares of Common Stock outstanding. Konrad Ackermann has voting and investment control over the securities held by Capital Anstalt. The principal business address of Alpha Capital Anstalt is Altenbach 8 -9490 Vaduz, Principality Of Liechtenstein.

(5)	Giesecke & Devrient Mobile Security America, Inc. (“G&D”) is the sole holder of our Series C Preferred Stock and thus has 100% of the voting power of our outstanding shares of Series C Preferred Stock, which have the same voting rights as our shares of Common Stock (one vote per share). The address for G&D is 45925 Horseshoe Drive, Dulles, VA 20166.

(6)	Represents (i) 266,560 shares of restricted stock granted outside the 2013 Long Term Incentive Plan (“2013 LTIP”) and the 2017 Stock Incentive Plan (“2017 SIP”), which vest over a period of 48 months, with one quarter on the anniversary of the grant and 1/36 each subsequent month until all shares have vested, so long as Ms. Simmons remains in the service of the Company and (ii) 204,145 shares of restricted stock granted under the 2013 LTIP, which shares vest over a period of three (3) years commencing on January 3, 2022, with 34,045 shares to vest on July 3, 2022, and thereafter, 17,010 shares to vest on the first day of each subsequent quarter until the entire award has vested, so long as Ms. Simmons remains in the service of the Company for each such quarter.

(7)	Represents shares of restricted stock granted outside the 2013 LTIP and the 2017 SIP, which vest over a period of 48 months, with one quarter on the anniversary of the grant and 1/36 each subsequent month until all shares have vested, so long as Mr. Archer remains in the service of the Company. In addition, FLG Partners, LLC (“FLG Partners”), of which Mr. Archer is a partner, was granted 6,810 restricted shares of Common Stock. This grant will vest one quarter on July 15, 2022, with subsequent vesting at 6.25% for each three-month period thereafter. Mr. Archer disclaims beneficial ownership of such shares of Common Stock granted to FLG Partners.

(8)	Includes stock options exercisable for 44,433 shares of Common Stock at the exercise price of $2.47 per share.

(9)	Includes stock options exercisable for 26,931 shares of Common Stock at a weighted average exercise price of $1.11 per share.

(10)	Includes stock options exercisable for 26,931 shares of Common Stock at a weighted average exercise price of $1.11 per share.

(11)	Includes stock options exercisable for 22,385 shares of Common Stock at a weighted average exercise price of $0.89 per share.

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